ex23-2.htm CONSENT OF MCGLADREY & PULLEN LLP

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Nos. 333-124962 and 333-145040) on Form S-4 of Securus Technologies, Inc. of our reports dated March 15, 2010, relating to the audits of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report on Form 10-K of Securus Technologies, Inc. for the year ended December 31, 2009.

McGladrey & Pullen, LLP
Dallas, Texas
March 15, 2010